Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Central Virginia Bankshares, Inc. for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof we, Herbert E. Marth, Jr., President and Chief Executive Officer of Central Virginia Bankshares, Inc., and Robert B. Eastep, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge and belief:

(a)           such Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in such Form 10-Q for the quarter ended September 30, 2011  fairly presents, in all material respects, the financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in such Form 10-Q.

By:	/s/ Herbert E. Marth, Jr.	Date: November 14, 2011
Herbert E. Marth, Jr.
President and Chief Executive Officer

By:	/s/ Robert B. Eastep	Date: November 14, 2011
Robert B. Eastep
Senior Vice President and Chief Financial Officer